EXHIBIT 99



                  AGREEMENT AND PLAN OF MERGER

                 DATED AS OF SEPTEMBER 20, 1997

                          BY AND AMONG

                         CONSECO, INC.,

                      GRANITE MERGER CORP.

                               AND

                 WASHINGTON NATIONAL CORPORATION
                        TABLE OF CONTENTS

ARTICLE 1   THE MERGER                                                        1
     SECTION 1.1  The Merger                                                  1
     SECTION 1.2  Closing                                                     1
     SECTION 1.3  Effective Time                                              1
     SECTION 1.4  Certificate of Incorporation                                2
     SECTION 1.5  By-Laws                                                     2
     SECTION 1.6  Directors                                                   2
     SECTION 1.7  Officers                                                    2
     SECTION 1.8  Effect of Merger on Merger Sub Capital Stock                2
     SECTION 1.9  Conversion of Common Shares                                 2
          SECTION 1.9.1  Outstanding Common Shares                            2
          SECTION 1.9.2  Treasury Shares                                      2
     SECTION 1.10 Exchange of Certificates and Related Matters                3
          SECTION 1.10.1  Paying Agent                                        3
          SECTION 1.10.2  Exchange Procedures                                 3
          SECTION 1.10.3  Letter of Transmittal                               3
          SECTION 1.10.4  No Further Ownership Rights in Shares               4
          SECTION 1.10.5  Termination of Payment Fund                         4
          SECTION 1.10.6  No Liability                                        4
     SECTION 1.11  Stock Options and Restricted Stock                         4
     SECTION 1.12  Dissenting Shares                                          5

ARTICLE 2   REPRESENTATIONS AND WARRANTIES OF THE COMPANY                     5
     SECTION 2.1  Organization, Standing and Corporate Power                  5
     SECTION 2.2  Capital Structure                                           6
     SECTION 2.3  Subsidiaries                                                6
     SECTION 2.4  Authority; Noncontravention                                 7
     SECTION 2.5  SEC Documents                                               8
     SECTION 2.6  Absence of Certain Changes or Events                        9
     SECTION 2.7  Absence of Undisclosed Liabilities                         10
     SECTION 2.8  Benefit Plans                                              10
     SECTION 2.9  Taxes                                                      12
     SECTION 2.10 Compliance with Applicable Laws                            14
     SECTION 2.11 Insurance Issued                                           16
     SECTION 2.12 Rating Agencies                                            17
     SECTION 2.13 Opinion of Financial Advisor                               17
     SECTION 2.14 Brokers                                                    18
     SECTION 2.15 Environmental                                              18
     SECTION 2.16 Litigation                                                 18
     SECTION 2.17 Labor Relations                                            18
     SECTION 2.18 Health Insurance Transaction                               19
     SECTION 2.19 Voting Requirements                                        19

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB        19
     SECTION 3.1  Organization, Standing and Corporate Power                 19
     SECTION 3.2  Authority; Noncontravention                                19
     SECTION 3.3  Litigation                                                 20
     SECTION 3.4  Financing                                                  21
     SECTION 3.5  Brokers                                                    21
     SECTION 3.6  Voting Requirements                                        21

ARTICLE 4   ADDITIONAL AGREEMENTS                                            21
     SECTION 4.1  Preparation of Proxy Statement; Information Supplied       21
          SECTION 4.1.1  Proxy Statement                                     21
          SECTION 4.1.2  Company Information                                 21
          SECTION 4.1.3  Acquiror Information                                21
     SECTION 4.2  Meeting of Stockholders                                    21
     SECTION 4.3  Access to Information; Confidentiality                     22
     SECTION 4.4  Reasonable Best Efforts                                    22
     SECTION 4.5  Public Announcements                                       22
     SECTION 4.6  Acquisition Proposals                                      23
     SECTION 4.7  Fiduciary Duties                                           23
     SECTION 4.8  Filings; Other Action                                      24
     SECTION 4.9  Indemnification                                            24
     SECTION 4.10 Employee Benefits                                          25
          SECTION 4.10.1 Severance                                           25
          SECTION 4.10.2 Retiree Life and Health Plan                        26
          SECTION 4.10.3 Directors' Retirement Income Plan                   26
          SECTION 4.10.4 Transition Plan                                     26
     SECTION 4.11 Office Property                                            26
     SECTION 4.12 Letter of the Company's Accountants                        26
     SECTION 4.13 Litigation                                                 27
     SECTION 4.14 Failure to Close                                           27

ARTICLE 5   COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER        27
     SECTION 5.1  Conduct of Business by the Company                         27
     SECTION 5.2  Management of the Company and Significant Subsidiaries     30
     SECTION 5.3  Conduct of Business of Merger Sub                          30
     SECTION 5.4  Other Actions                                              30
     SECTION 5.5  Employee Benefit Payments                                  30
     SECTION 5.6  United Way Contribution                                    32
     SECTION 5.7  Further Assurances                                         32

ARTICLE 6   CONDITIONS PRECEDENT                                             32
     SECTION 6.1  Conditions to Each Party's Obligation To Effect
                  the Merger                                                 32
          SECTION 6.1.1  Stockholder Approval                                32
          SECTION 6.1.2  Governmental and Regulatory Consents                32
          SECTION 6.1.3  HSR Act                                             33
          SECTION 6.1.4  No Injunctions or Restraints                        33
     SECTION 6.2  Conditions to Obligations of Acquiror and Merger Sub       33
          SECTION 6.2.1  Representations and Warranties                      33
          SECTION 6.2.2  Performance of Obligations of the Company           33
     SECTION 6.3  Conditions to Obligation of the Company                    33
          SECTION 6.3.1  Representations and Warranties                      33
          SECTION 6.3.2  Performance of Obligations of Acquiror
                         and Merger Sub                                      34

ARTICLE 7   TERMINATION, AMENDMENT AND WAIVER                                34
     SECTION 7.1  Termination                                                34
     SECTION 7.2  Effect of Termination                                      35
     SECTION 7.3  Amendment                                                  36
     SECTION 7.4  Extension; Waiver                                          36
     SECTION 7.5  Procedure for Termination, Amendment, Extension or Waiver  36

ARTICLE 8   SURVIVAL OF PROVISIONS                                           36
     SECTION 8.1  Survival                                                   36

ARTICLE 9   NOTICES                                                          36
     SECTION 9.1  Notices                                                    36

ARTICLE 10  MISCELLANEOUS                                                    37
     SECTION 10.1 Entire Agreement                                           37
     SECTION 10.2 Expenses                                                   38
     SECTION 10.3 Counterparts                                               38
     SECTION 10.4 No Third Party Beneficiary                                 38
     SECTION 10.5 Governing Law                                              38
     SECTION 10.6 Assignment; Binding Effect                                 38
     SECTION 10.7 Headings, Gender, etc                                      38
     SECTION 10.8 Invalid Provisions                                         39

                  AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of September 20, 1997 by and among Conseco, Inc., an Indiana corporation ("Acquiror"), Granite Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), and Washington National Corporation, a Delaware corporation (the "Company").

                            PREAMBLE

      WHEREAS, the respective Boards of Directors of Acquiror and the Company have determined that the Merger (as defined in Section 1.1) is in the best interests of their respective stockholders and have approved the Merger, upon the terms and subject to the conditions set forth herein;

     WHEREAS, Acquiror, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with such Merger; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE 1

                           THE MERGER

       SECTION  1.1   The  Merger.   Subject  to  the  terms  and
conditions of this Agreement, at the Effective Time (as is defined in Section 1.3 hereof), Merger Sub shall be merged with and into the Company (the "Merger"), in accordance with the Delaware General Corporation Law (the "Delaware Code"), and the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation under the laws of the State of Delaware (the "Surviving Corporation") with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the Delaware Code. The Merger shall have the effects set forth in the Delaware Code.

     SECTION 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Merger (the "Closing") will take place at 9:00 a.m. on the second business day following the date on which the last of the conditions set forth in Article 6 shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Schiff Hardin & Waite, 7200 Sears Tower, 233 Wacker Drive, Chicago, Illinois 60606, unless another date, time or place is agreed to in writing by the parties hereto.

      SECTION 1.3 Effective Time. The parties hereto will file with the Secretary of State of the State of Delaware (the
"Delaware Secretary of State") on the date of the Closing (or on such other date as Acquiror and the Company may agree) a certificate of merger or other appropriate documents, mutually satisfactory in form and substance to Acquiror and the Company and executed in accordance with the relevant provisions of the Delaware Code, and make all other filings or recordings required under the Delaware Code in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time as is specified in the certificate of merger (the "Effective Time").

     SECTION 1.4 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable law.

      SECTION 1.5 By-Laws. The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the By-Laws or the Certificate of Incorporation of the Surviving Corporation.

      SECTION 1.6 Directors. The directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of
Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.

      SECTION 1.7 Officers. The officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.

      SECTION 1.8 Effect of Merger on Merger Sub Capital Stock. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

     SECTION 1.9  Conversion of Common Shares.

           SECTION 1.9.1 Outstanding Common Shares. Subject to the other provisions of this Section 1.9, each share of common stock, $5.00 par value, of the Company (the "Common Shares") issued and outstanding immediately prior to the Effective Time (other than shares held as treasury shares by the Company and Dissenting Shares (as defined in Section
     1.12 below)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $33.25 in cash, without interest (the "Merger Consideration").

           SECTION 1.9.2 Treasury Shares. Each Common Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, be cancelled and retired and cease to exist, without any conversion thereof.

     SECTION 1.10  Exchange of Certificates and Related Matters.

          SECTION 1.10.1 Paying Agent. As of the Effective Time, Acquiror shall deposit with its transfer agent and registrar or another bank selected by Acquiror and reasonably acceptable to the Company (the "Paying Agent"), for the benefit of the holders of Common Shares, cash in an aggregate amount equal to the aggregate Merger Consideration (such amount being sometimes hereinafter referred to as the "Payment Fund").

           SECTION 1.10.2 Exchange Procedure. Upon surrender to the Paying Agent of a certificate representing Common Shares for cancellation, together with a letter of transmittal and such other customary documents as may be required by the instructions to the letter of transmittal (collectively, the "Certificate") and acceptance thereof by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the number of Common Shares previously represented by such Certificate shall have been converted pursuant to Section
     1.9.1. The Paying Agent shall accept such Certificate upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate representing Common Shares surrendered in exchange therefor is registered on the record books of the Company, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of any Certificate representing Common Shares and if any such Certificate is presented to the Company for transfer, it shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 1.10.2, each Certificate representing Common Shares (other than a Certificate representing Common Shares to be cancelled in accordance with Section 1.9.2), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon.

           SECTION 1.10.3 Letter of Transmittal. Promptly after the Effective Time (but in no event more than five business days thereafter), Acquiror shall require the Paying Agent to mail to each record holder of Certificates that immediately prior to the Effective Time represented Common Shares which have been converted pursuant to Section 1.9, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of Certificates representing Common Shares to the Paying Agent and shall be in such form and have such provisions as Acquiror reasonably may specify) and instructions for use in surrendering such Certificates and receiving the Merger Consideration to which such holder shall be entitled therefor pursuant to Section 1.9.

           SECTION 1.10.4 No Further Ownership Rights in Shares. The Merger Consideration paid upon the surrender for exchange of Certificates representing Common Shares in accordance with the terms of this Article I shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Common Shares theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on such Common Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

           SECTION 1.10.5 Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the Certificates representing Common Shares for 120 days after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Common Shares who have not theretofore complied with this Article I shall thereafter look only to Acquiror and only as general creditors thereof for payment, without interest, of their claim for any Merger Consideration with respect to their Common Shares.

          SECTION 1.10.6 No Liability. None of Acquiror, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates representing Common Shares shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.4)), any such cash, shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of all claims or interest of any person previously entitled thereto.

      SECTION 1.11 Stock Options and Restricted Stock. The Company has advised Acquiror and hereby confirms that the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"), in administering the "Washington National Corporation Stock Benefit Plan, as Amended" (the "Plan"), shall, in accordance with the terms of the Plan and the agreements entered into thereunder with respect to director and employee stock options to purchase Common Shares ("Employee Options"), and Common Shares of restricted stock ("Restricted Stock"), provide for (i) the acceleration of the exercisability of Employee Options immediately prior to the Effective Time, (ii) the ability of certain retirees (all of whom are among the persons identified on Section 2.2 of the Disclosure Schedule) who have Employee Options to exercise those Employee Options up to the Effective Time, (iii) the ability of certain individuals whose employment with the Company was terminated by the Company prior to the date of this Agreement or whose employment is terminated by the Company with the consent of the Acquiror between the date of this Agreement and the Effective Time to exercise Employee Options for a period ending on the earlier of the Effective Time and two years from the date of termination of employment with the Company, and (iv) the acceleration of the date to immediately prior to the Effective Time on which restrictions applicable to Restricted Stock shall lapse. Notwithstanding anything in this Agreement to the contrary, the Company shall take all actions necessary to cause each Employee Option outstanding immediately prior to the Effective Time to be cancelled by the Company, and each holder of a cancelled Employee Option shall receive from the Company in consideration for the cancellation of such Employee Option an amount in cash (less applicable withholding taxes) equal to the product of (i) the number of Common Shares previously subject to such Employee Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per Common Share previously subject to such Employee Option. The Company shall take all actions necessary to cause each share of Restricted Stock outstanding immediately prior to the Effective Time to be cancelled by the Company, and each holder of a cancelled share of Restricted Stock shall receive from the Company in consideration for the cancellation of such Restricted Stock an amount in cash equal to 125% of the Merger Consideration less applicable withholding taxes.

      SECTION 1.12 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, the Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded properly in writing appraisal for such Common Shares in accordance with Section 262 of the Delaware Code and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights shall not be converted into or represent the right to receive the Merger Consideration ("Dissenting Shares"). Such stockholders shall be entitled to receive payment of the appraised value of such Common Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Common Shares held by them under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender, in the manner provided in Section 1.10.2, of the Certificate or Certificates that formerly evidenced such Common Shares. The Company shall give Acquiror prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware law and received by the Company, and Acquiror shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Acquiror, make any payment with respect to any demands for appraisal, or settle or offer to settle, any such demands.

                            ARTICLE 2

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Acquiror and Merger Sub as follows:

      SECTION 2.1 Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The

Company is duly qualified to do business and is in good standing as a foreign corporation in the states of Illinois and Indiana, which are the only jurisdictions in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failures to be so qualified would not individually or in the aggregate have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means with respect to the Company a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company (including, immediately after the Merger, the Surviving Corporation) and its subsidiaries taken as a whole, or on the ability of the Company to consummate the transactions contemplated by this Agreement. The Company has delivered to Acquiror complete and correct copies of the
Certificate of Incorporation and By-Laws of the Company and the comparable documents of the Company's Significant Subsidiaries, as amended to the date of this Agreement.

      SECTION 2.2 Capital Structure. The authorized capital stock of the Company consists of 60,000,000 Common Shares and 10,000,000 shares of preferred stock, $5.00 par value. At the close of business on September 19, 1997, (i) 12,048,004 Common Shares were issued and outstanding; (ii) 3,799,037 Common Shares were held as treasury stock; (iii) 0 Common Shares were held by Subsidiaries of the Company; (iv) 869,805 Common Shares were reserved for issuance upon the exercise of issued options to purchase Common Shares; (v) 29,118 Common Shares were reserved for issuance in connection with the Company's dividend reinvestment plan; and (vi) no shares of preferred stock were issued or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote are issued or outstanding.
Section 2.2 of the Disclosure Schedule sets forth the following information with respect to each Employee Option and Restricted Stock award outstanding on the date hereof, and each Restricted Stock award which has been forfeited by an Eligible Employee (as defined in Section 5.5): (x) the name of the recipient, (y) the number of Common Shares subject to such Employee Option and Restricted Stock award, and (z) the applicable exercise price for each Employee Option. Except as set forth above or in Section 2.2 of the Disclosure Schedule, the Company does not have any outstanding option, warrant, subscription or other right, agreement or commitment which either obligates the Company to issue, sell or transfer, repurchase, redeem or otherwise issue, acquire or vote any shares of capital stock of the Company, or which restricts the transfer of Common Shares.

       SECTION 2.3 Subsidiaries. (i) Section 2.3 of the Disclosure Schedule sets forth the name of each subsidiary of the Company (the "Subsidiaries") and the state or jurisdiction of its incorporation and indicates which Subsidiaries are insurance companies. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a Material Adverse Effect. Each Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Material Adverse Effect. For purposes of this Agreement, a "Significant Subsidiary" of the Company means each of Washington National Insurance Company ("WNIC"), United Presidential Corporation and United Presidential Life Insurance Company ("UPLIC"), which are the only Subsidiaries of the Company that would constitute "significant subsidiaries" within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"). Except as disclosed in Section
2.3 of the Disclosure Schedule, each of the Subsidiaries that is an insurance company is (a) duly licensed or authorized as an insurance company in its jurisdiction of incorporation and (b) duly licensed or authorized as an insurance company and in good standing in each other jurisdiction where it is required to be so licensed or authorized as set forth in Schedule T to the most recent Annual Statement (as defined in Section 2.10(iii). The Subsidiaries of the Company (other than the Significant Subsidiaries), if considered as a whole, would not constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X.

      (ii) Section 2.3 of the Disclosure Schedule sets forth, as to each Significant Subsidiary, its authorized capital stock and the number of its issued and outstanding shares of capital stock. The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Subsidiaries, and no capital stock of any Subsidiary is or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of any Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. All of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it or by another wholly-owned Subsidiary thereof free and clear of all liens, claims, encumbrances, restraints on alienation, or any other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

      SECTION 2.4 Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the approval of its stockholders as set forth in
Section 4.2. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement has been duly executed and delivered by Acquiror and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as disclosed in Section 2.4 of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Certificate of Incorporation or By-Laws of the

Company or the comparable documents of any of the Significant Subsidiaries, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets is bound or affected or result in the creation or imposition of any lien, claim or encumbrance on any asset of the Company or any of its Subsidiaries, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, subject, in the case of clause (ii), to those conflicts, breaches, defaults and similar matters, which, individually or in the aggregate, would not have a Material Adverse Effect nor materially and adversely affect the Company's ability to consummate the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory body, court, agency, commission, division, department, public body or other authority (a "Governmental Entity") which has not been received or made, is required by or with respect to the Company or any Significant Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the Merger, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 2.3 of the Disclosure Schedule, (iii) the filing with the SEC of (x) a proxy statement relating to the approval by the stockholders of the Company of the Merger (the "Proxy Statement"), and (y) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (v) such other consents, approvals, authorizations, filings or notices as are set forth in Section 2.4 of the Disclosure Schedule.

     SECTION 2.5 SEC Documents. The Company has timely filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments) in accordance with GAAP.

     SECTION 2.6 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to September 3, 1997 (the "Filed SEC Documents") or in Section
2.6 of the Disclosure Schedule or except as otherwise provided in this Agreement, since December 31, 1996, the Company and its Subsidiaries have conducted their business only in the ordinary course, and except as otherwise expressly permitted by this Agreement, there has not been (i) any change which has had or which could reasonably be expected to have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than regular quarterly cash dividends of $.27 per Common Share and $.62 1/2 per share of $2.50 Convertible Preferred Stock, $5.00 par value (the Preferred Stock) in accordance with usual record and payment dates and in accordance with the Company's present dividend policy), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by the Company or any of its Subsidiaries to any director, officer or other employee of the Company or any of its Subsidiaries of any increase in compensation, except in the case of employees in the ordinary course of business consistent with prior practice, or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by the Company or any of its Subsidiaries to any such director, officer or other employee of any increase in severance or termination pay, (z) any entry by the Company or any of its Subsidiaries into any employment, severance, change of control, termination or similar agreement with any officer, director or other employee, (v) any change in the method of accounting or policy used by the Company or any of its Subsidiaries and disclosed in the financial statements included in the Filed SEC Documents or in the Annual Statement or the Quarterly Statement (as those terms are defined in Section 2.10(iii)) most recently filed and publicly available prior to the date hereof, other than changes which were required by GAAP or SAP (as defined in Section 2.10(iii)) or Guideline 22 of the National Association of Insurance Commissioners, (vi) any material amendment to the insurance policies or annuity contracts in force of any Significant Subsidiary or any material change in the methodology used in the determination of the Reserve Liabilities (as defined in Section 2.10(iv)) of the Significant Subsidiaries or any reserves contained in the financial statements included in the Filed SEC Documents or in the Annual Statement or the Quarterly Statement most recently filed and publicly available prior to the date hereof with respect to insurance policies and annuity contracts, (vii) any termination, amendment, or entrance into as ceding or assuming insurer any reinsurance, coinsurance or other similar agreement or any trust agreement or security agreement relating thereto, other than renewals on substantially the same terms, in the ordinary course of business, (viii) the introduction of any insurance policy or annuity contract, (ix) any material changes in their customary marketing, pricing, underwriting, investing or actuarial practices and policies or (x) any adoption or amendment in any material respect by the Company or any of its Subsidiaries of any collective bargaining agreement or any Benefit Plan (as defined in Section 2.8). Except as disclosed in Section 2.6 of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements between the Company or any of its Subsidiaries and any current or former employee, officer or director of the Company or any of its Subsidiaries.

      SECTION 2.7 Absence of Undisclosed Liabilities. Except as disclosed in the Filed SEC Documents or in Section 2.7 of the Disclosure Schedule or which were incurred after June 30, 1997 in the ordinary course of business consistent with past practice (and which, other than liabilities for policy benefits, individually or in the aggregate, are immaterial in amount), the Company and its Subsidiaries do not have any material liabilities or obligations of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) of the Company and its Subsidiaries.

      SECTION  2.8  Benefit Plans.  Section 2.8 of the Disclosure
Schedule  sets forth a complete and correct list of  all  Benefit
Plans (as defined below). Except as disclosed in Section 2.8 of the Disclosure Schedule:

           (i) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in
     Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other plan, program, arrangement or policy (written or oral) relating to bonuses, deferred compensation, performance compensation, compensation, stock purchases, stock options, stock appreciation, severance, salary continuation, vacation, sick leave, holiday pay, fringe benefits, personnel policies, reimbursement programs, incentives, insurance, welfare or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company and its Subsidiaries for the benefit of any present or former officers, employees, agents, directors or independent contractors of the Company or its Subsidiaries (all the foregoing being herein called "Benefit Plans") has been administered in accordance with its terms and all applicable laws and regulations. All required contributions to the Benefit Plans have been made. The Company, its Subsidiaries and all the Benefit Plans are in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all other applicable laws and all applicable collective bargaining agreements. Complete and correct copies of all current and prior documents, including all amendments thereto, with respect to each Benefit Plan have been delivered to Acquiror.

           (ii) None of the Company or any other person or entity that together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") has incurred any liability to a Pension Plan covered by Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) which liability has not been fully paid as of the date hereof.

           (iii) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

           (iv) There are no pending or threatened claims (other than routine benefit claims), lawsuits or arbitrations which have been asserted or instituted against any Benefit Plan, any of the fiduciaries thereof or the Company or its Subsidiaries with respect to their duties under the Benefit Plans.

           (v) Neither the Company nor a Commonly Controlled Entity, nor any of their respective employees or directors, nor any fiduciary, has engaged in any transaction, including the execution and delivery of this Agreement and other agreements, instruments and documents for which execution and delivery by the Company is contemplated herein, in violation of Section 406(a) or (b) of ERISA or which is a "prohibited transaction" (as defined in Section 4975(c)(i) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code or for which no administrative exemption has been granted under Section 408(a) of ERISA.

           (vi) The Benefit Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code, respectively, received favorable determination letters from the Internal Revenue Service and the Company believes such Plans and their related trusts continue to qualify and operate as designed. Any voluntary employee benefit association which provides benefits to current or former employees of the Company and its Subsidiaries, or their beneficiaries received a favorable determination letter from the Internal Revenue Service and the Company believes such associations continue to qualify and operate as designed.

           (vii) The Company and its Subsidiaries have no liability (contingent or otherwise) under Section 4069 of ERISA by reason of a transfer of any underfunded pension plan.

            (viii) Nothing has occurred or is reasonably expected to occur in connection with the transactions contemplated by the Reinsurance Agreement dated as of October 1, 1996, as amended, between WNIC and Trustmark Insurance Company and the Reinsurance Agreement dated as of July 31, 1996, as amended, between WNIC and Pioneer Life Insurance Company which would result in material liabilities (contingent or otherwise) of the Company and its Subsidiaries with respect to employees of such discontinued operations. The amounts of severance pay, pay in lieu of notice under the Workers Adjustment and Retraining Notification Act, and other severance benefits incurred or reasonably expected to be incurred in connection with such employees is set forth on Section 2.8(viii) of the Disclosure Schedule.

           (ix) Complete and correct copies of the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112) with respect to each Benefit Plan providing retiree medical or life insurance coverage for employees of the Company and its Subsidiaries have been provided to Acquiror. Except as disclosed in Section 2.8(ix) of the Disclosure Schedule, no current employee of the Company or its Subsidiaries would be entitled if his or her employment with the Company and its Subsidiaries is terminated to any retiree medical or insurance coverage.

           (x) Except as disclosed in Section 2.8(x) of the Disclosure Schedule any amount that could be received as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its Subsidiaries under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G of the Code).

           (xi) Except as disclosed in Section 2.8(xi) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, as a result of such transactions or any event occurring thereafter (i) result in any payment becoming due to any employee (current, former or retired) of the Company and its Subsidiaries, (ii) increase any benefits under any Benefit Plan or (iii) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

           (xii) Section 2.8(xii) of the Disclosure Schedule sets forth the amounts accrued in the financial statements of the Company for the amounts payable by the Company to any person covered by the Benefit Plans as of June 30, 1997 and an accurate computation based on the assumptions set forth therein of the amounts that will be payable to any such person for periods thereafter under the Benefit Plans. The financial statements of the Company include or will include proper accruals for all applicable benefits and taxes with respect to the foregoing amounts.

      SECTION 2.9 Taxes. Except as disclosed in Section 2.9 of the Disclosure Schedule:

           (i) Each of the Company and its Subsidiaries has duly filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, and all such tax returns are complete and accurate in all material respects except to the extent that such failures to file or to have extensions granted that remain in effect or to be complete and accurate individually and in the aggregate would not have a Material Adverse Effect. The Company and each of its Subsidiaries has paid (or the Company has paid on the Subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed SEC Documents and all SEC Documents filed prior to the Closing Date reflect an adequate reserve for all taxes payable by the Company and the Significant Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

           (ii) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Sub-sidiaries that are not adequately reserved for, except for deficiencies that individually and in the aggregate would not have a Material Adverse Effect, and, except as set forth on Section 2.9 of the Disclosure Schedule, no requests for waivers of the time to assess any such taxes have been granted or are pending. The Federal income tax returns of the Company and each of its Subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service, or the statute of limitations on assessment or collection of any Federal income taxes due from the Company or the any of its Subsidiaries has expired, through such taxable years as are set forth in Section 2.9 of the Disclosure Schedule.

           (iii) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, premium, franchise, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever and any interest, penalties and additions to taxes relating thereto. As used in this Agreement, "tax returns" shall include any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any governmental agency, department, commission, board, bureau, or instrumentality in connection with the determination, assessment, collection, or administration of any taxes.

           (iv) Neither the Company nor any of its Subsidiaries has made, nor is obligated to make, in connection with the transactions contemplated by this Agreement or otherwise, any payments that will not be deductible because of the application of Section 280G or Section 162(m) of the Code.

           (v) Neither the Company nor any of its Subsidiaries has made any election, filed any consent or entered into any agreement with respect to taxes that is not reflected on the federal income tax returns of the Company and its Subsidiaries for the three years ended December 31, 1996 (copies of which returns have been made available to Acquiror for review prior to the date of this Agreement) and that could reasonably be expected to be material to the Company and the Subsidiaries taken as a whole.

          (vi) There will be no subtraction from the policyholder
     surplus  account  of  the  Significant  Subsidiaries   under
     Section 815 of the Code from December 31, 1996 up to and including the Effective Time.

          (vii) WNIC and UPLIC qualify and will qualify until the Effective Time as "life insurance companies" within the meaning of Section 816(a) of the Code and the treasury regulations thereunder.

          (viii) All life insurance contracts issued by any of the Significant Subsidiaries that are subject to Section 7702 of the Code qualify as "life insurance contracts" under
     Section 7702(a) of the Code. Any policies issued by any of the Significant Subsidiaries that are deemed to be "modified endowment contracts" under Section 7702(a) of the Code are being properly monitored by such Significant Subsidiaries. All annuity contracts issued by any of the Significant Subsidiaries that are subject to Section 72(s) of the Code contain all of the necessary provisions of Section 72(s). All insurance policies issued by any of the Significant

     Subsidiaries that were represented to policyholders to meet the requirements of Section 401(a), 403(b), 408(b) or 457 of the Code are in compliance with such requirements.

           (ix) All contracts issued by the Subsidiaries that are subject to Section 817 of the Code, and the regulations thereunder, have met the diversification requirements since the issuance of the contract and will continuously meet these rules through the Closing Date.

      SECTION 2.10 Compliance with Applicable Laws. Except as disclosed in Section 2.10 of the Disclosure Schedule:

           (i) The business of the Company and each of the Significant Subsidiaries is being conducted in compliance in all material respects with all applicable laws, including, without limitation, all insurance laws, ordinances, rules and regulations, decrees and orders of any Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance in all material respects with such laws.

            (ii) Each of the Company and the Significant Subsidiaries has in effect all Federal, state, local and foreign government approvals, licenses (including, without limitation, insurance licenses), permits, certificates, notices, filings, authorizations, franchises, and rights ("Licenses") which are necessary for it to own, lease or operate its properties and assets and to conduct its business  as  now conducted. The business  of  each  of  the
     Company and the Significant Subsidiaries has been and is being conducted in compliance in all material respects with all such Licenses. All restrictions and limitations on those Licenses requested or required by any insurance regulator are disclosed in the Filed SEC Documents or in Section 2.10(ii) of the Disclosure Schedule. All such Licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of the Company, threatened which could reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such License.

            (iii) Each Annual Statement filed by any Significant Subsidiary of the Company that is an insurance company with the insurance regulator in its state of domicile (each, an "Annual Statement") (including without limitation the Annual Statements of any separate accounts) for the year ended December 31, 1996, together with all exhibits and schedules thereto, and financial statements relating thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and each Quarterly Statement so filed (each, a "Quarterly Statement") for the quarterly periods ended after January 1, 1997, together with all exhibits and schedules thereto, with respect to each Significant Subsidiary that is an insurance company (including any separate accounts thereof) were prepared in conformity with the statutory accounting practices ("SAP") prescribed or permitted by the insurance regulatory authorities of the applicable state of domicile applied on a consistent basis, except where disclosed, present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Significant Subsidiary
     (including any separate accounts thereof) at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Significant Subsidiary

     (including any separate accounts thereof) for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or violations material to the financial condition or operations of any such Significant Subsidiary (including any separate accounts thereof) have been asserted in writing by any insurance regulator with respect to the foregoing financial statements which have not been cured or otherwise resolved to the satisfaction of such insurance regulator. No
     Significant Subsidiary that is an insurance company is required to file different or supplemental Annual Statements or Quarterly Statements with the insurance regulators of any other jurisdiction.

           (iv) All reserves and other liabilities reflected in lines 1, 2, 3 and 4 of page 3 of the 1996 Annual Statement of each Significant Subsidiary that is an insurance company ("Reserve Liabilities") and all Reserve Liabilities reflected in the Quarterly Statement or Annual Statement, as the case may be, filed most recently prior to the Closing Date (i) were determined in accordance with commonly accepted actuarial standards consistently applied except as noted therein, (ii) were fairly stated in accordance with sound actuarial principles, (iii) were based on actuarial assumptions which were in accordance with or more conservative than those appropriate for such insurance policies and annuity contracts, (iv) met the requirements of the insurance laws (including laws with respect to cash flow testing) of the state of domicile and met, in all material respects, the requirements of the insurance laws (including laws with respect to cash flow testing) of all other jurisdictions in which such Significant Subsidiary is licensed to write insurance or issue annuities and (v) reflected the related reinsurance, coinsurance and other similar agreements of such Significant Subsidiary. Adequate provision for all such Reserve Liabilities has been made (under commonly accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits (including guaranteed and non-guaranteed benefits), claims and other liabilities of each Significant Subsidiary under all insurance policies and annuity contracts under which any Significant Subsidiary has any liability (including without limitation, any liability arising under or as a result of any reinsurance, coinsurance or other similar agreement).

           (v) Each Significant Subsidiary that has been or is required to do so (each such Significant Subsidiary being so identified on Section 2.10 of the Disclosure Schedule) has filed all forms, reports, statements and other documents required by law to be filed by it with the SEC, including, without limitation, all reports required under the Exchange Act and all other reports and registration statements, including, without limitation, in connection with sales of variable products, and all amendments and supplements to all such reports and registration statements, and such forms, reports, statements and other documents including without limitation those filed after the date hereof, did not at the time they were filed (at the time they became effective and remained effective in the case of registration statements and amendments thereto) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the separate accounts of the Significant Subsidiaries that is required to be registered as an investment company under the Investment Company Act of 1940, as amended, is so registered (each of which is listed in Section 2.10(v) of the Disclosure Schedule). All forms, reports, statements and other documents required by law to be filed by or on behalf of such separate accounts with the SEC, including, without limitation, all registration statements and all amendments or supplements to all such registration statements in connection with sales of variable products, including without limitation those filed after the date hereof, have been so filed and did not at the time they were filed (at the time they became effective and remained effective in the case of registration statements and amendments thereto) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (vi) Except as set forth in Section 2.10(vi) of the Disclosure Schedule, (a) the Company and its Significant Subsidiaries (exclusive of their agents) and, to the knowledge of the Company (without independent inquiry), their agents have marketed, sold and issued Company products in compliance, in all material respects, with all statutes, laws, ordinances, rules, orders and regulations of any
     Governmental Entity applicable to the business of the Company and its Significant Subsidiaries in the respective jurisdictions in which such products have been sold (collectively, "Insurance Laws"), except where the failures to do so, individually and in the aggregate, have not had and could not reasonably be expected to have, a Material Adverse Effect, (b) there are (x) to the knowledge of the Company, no claims asserted, (y) no actions, suits, investigations or proceedings by or before any court or other Governmental Entity or (z) no investigations by or on behalf of the Company or any Significant Subsidiary (other than routine investigations in connection with the hiring practices of the Company or such Significant Subsidiary) ((x), (y) and (z) being collectively referred to as "Actions") pending or, to the knowledge of the Company, threatened, against or directly involving the Company, any of its Significant Subsidiaries or, to the knowledge of the Company (without independent inquiry), any of their agents that include allegations that the Company, any of its Significant Subsidiaries or any of their agents were in violation of or failed to comply with such Insurance Laws and, to the knowledge of the  Company,  no  facts  exist  which  could reasonably  be
     expected  to   result  in  the   filing   or    commencement
     of any such Action, which Actions, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (c) the Company and its Significant Subsidiaries are in compliance, in all material respects, with and have performed, in all material respects, all obligations required to be performed by each of them under any cease-and-desist or other order issued by any insurance regulator or other Governmental Entity to the Company or any of its Significant Subsidiaries or under any written agreement, consent agreement, memorandum of understanding or commitment letter or similar undertaking entered into between any insurance regulator or other Governmental Entity and the Company or any of its Significant Subsidiaries ("Regulatory Agreement"), which Regulatory Agreement remains in effect on the date hereof, except where the failure to do so, individually or in the aggregate, has not had and could not reasonably be expected to have, a Material Adverse Effect.

      SECTION  2.11  Insurance Issued.  Except as  set  forth  in
Section 2.11 of the Disclosure Schedule, with respect to all insurance issued:

           (i) All insurance policies, annuity contracts and assumption certificates issued by the Significant Subsidiaries have been issued, to the extent required by applicable law, on forms approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period prescribed for such objection, and utilize premium rates which if required to be filed with or approved by insurance regulatory authorities have been so filed or approved and the premiums charged conform thereto.

          (ii) All insurance policy and annuity contract benefits payable by any Significant Subsidiary and, to the knowledge of the Company, by any another Person that is a party to or bound by any reinsurance, coinsurance or other similar agreement with any Significant Subsidiary, have in all material respects been paid in accordance with the terms of the insurance policies, annuity contracts and other contracts under which they arose, except for such benefits for which there is a reasonable basis to contest payment.

           (iii) The Company has not received any information which would reasonably cause it to believe that the financial condition of any other party to any reinsurance, coinsurance or other similar agreement with any Significant Subsidiary is so impaired as to result in a default thereunder.

           (iv) To the knowledge of the Company, all advertising, promotional, sales and solicitation materials and product illustrations used by the Significant Subsidiaries or any agent of the Significant Subsidiaries have complied and are in compliance, in all material respects, with all applicable laws.

           (v) To the knowledge of the Company, each insurance agent, at the time such agent wrote, sold or produced business for any Significant Subsidiary since January 1, 1993 was duly licensed as an insurance agent (for the type of business written, sold or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold or produced such business.

      SECTION  2.12   Rating Agencies.   Except as  disclosed  in
Section 2.12 of the Disclosure Schedule, since June 30, 1997, none of A.M. Best and Company, Standard & Poor's Corporation or Moody's Investor Services, Inc. (collectively, the "Rating Agencies") has, other than as a result of the announcement of the Merger or the transactions contemplated hereby (a) imposed conditions (financial or otherwise) on retaining any currently held rating assigned to any of the Significant Subsidiaries that are insurance companies or (b) indicated to the Company that it is considering the downgrade of any rating assigned to any of the Significant Subsidiaries that are insurance companies.

     SECTION 2.13 Opinion of Financial Advisor. The Company has received the written opinion of Morgan Stanley and Co. Incorporated, dated the date hereof, to the effect that, as of such date, the Merger Consideration to be received in the Merger is fair to the Company's stockholders from a financial point of view.

      SECTION 2.14 Brokers. Except for Morgan Stanley and Co. Incorporated, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the
Company directly with Acquiror, without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by any person against Acquiror, the Company or any Significant Subsidiary for a finder's fee, brokerage commission, or similar payment. The Company has provided Acquiror with true and complete copies of the agreement between the Company and Morgan Stanley and Co. Incorporated, and the Company has no other agreements or understandings (written or oral) with respect to such services.

     SECTION 2.15  Environmental.  Except as set forth in Section
2.15 of the Disclosure Schedule:

           (i)  The operations of the Company and the Significant
     Subsidiaries are in compliance in all material respects with all applicable Environmental Laws (as defined).

            (ii) There are no actions, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or the Significant Subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law or Environmental Permit (as defined);

          (iii) The Company has provided Acquiror with copies of all environmental audits, assessments, studies, reports, analyses, investigation results or similar environmentally-related documents of any real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries that are in the possession, custody or control of the Company or its Subsidiaries.

           (iv) As used in this Section 2.15, each of the following terms shall have the following meanings: (A) "Environmental Law" means any federal, state, local, or foreign law, statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety; and (B) "Environmental Permit" means any permit, approval, authorization, license, variance, registration, or permission required under any applicable Environmental Law or order, writ, injunction or decree.

      SECTION 2.16 Litigation. Except as set forth in the Filed SEC Documents or Section 2.16 of the Disclosure Schedule, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to impose any material liability or restriction on the Surviving Corporation or any affiliate thereof. Neither the Company nor any of its Subsidiaries are subject to any outstanding orders, writs, injunctions or decrees which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      SECTION  2.17   Labor Relations.  Except as  set  forth  in
Section 2.17 of the Disclosure Schedule:

          (i) Neither the Company nor any Significant Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or Significant Subsidiaries and there are no known organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit.

          (ii) There are no strikes, slowdowns, work stoppages or material labor relations controversies pending or, to the knowledge of the Company, threatened between the Company or any Significant Subsidiary and any of their respective employees, and neither the Company nor any Significant Subsidiary has experienced any such strike, slowdown, work stoppage or material controversy within the past three years.

      SECTION 2.18 Health Insurance Transaction. The Company's wholly-owned Subsidiary, WNIC, has entered into a Reinsurance Agreement dated October 1, 1996, as amended, with Trustmark Insurance Company ("Trustmark") and has complied in all material respects with its obligations thereunder.

      SECTION 2.19 Voting Requirements. The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote at the Stockholders Meeting (as defined below in Section 4.2) is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

                            ARTICLE 3

    REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

      Acquiror and Merger Sub jointly and severally represent and warrant to the Company as follows:

      SECTION 3.1 Organization, Standing and Corporate Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Acquiror and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the ability of Acquiror or Merger Sub to consummate the transactions contemplated hereby. Merger Sub has not engaged in any business since it was incorporated other than in connection with its organization and the transactions contemplated by this Agreement.

      SECTION 3.2 Authority; Noncontravention. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to carry out their obligations hereunder. The execution and delivery of this Agreement by Acquiror and Merger Sub and the consummation by Acquiror and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub and by the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by and, assuming this Agreement has been duly executed and delivered by the Company, constitutes a valid and binding obligation of each of Acquiror and Merger Sub, enforceable against each of them in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the Certificate of Incorporation or By-Laws of Acquiror or Merger Sub, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Acquiror or any of its subsidiaries is a party or by which Acquiror or any of its subsidiaries or any of their assets is bound or affected or result in the creation or imposition of any lien, claim or encumbrance on any asset of Acquiror or any of its subsidiaries, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, subject, in the case of clauses (ii) and (iii), to those conflicts, breaches, defaults and similar matters, which, individually or in the aggregate, would not materially and adversely affect Acquiror's or Merger Sub's ability to consummate the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror or Merger Sub of any of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in
Section 2.3 of the Disclosure Schedule, (iii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the certificate of merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of the other states in which the Company is qualified to do business, and (v) such other consents, approvals, authorizations, filings or notices as are set forth in
Section 2.4 of the Disclosure Schedule.

     SECTION 3.3 Litigation. Except as set forth in Section 3.3 of the Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Acquiror, threatened against Acquiror or any of its subsidiaries which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to consummate the transactions contemplated hereby. Neither Acquiror nor any its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to consummate the transactions contemplated hereby.

     SECTION 3.4 Financing. Acquiror will have available at the Closing all funds necessary to pay the Merger Consideration on the terms and subject to the conditions contemplated by this Agreement.

      SECTION 3.5 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Acquiror directly with the Company, without the intervention of any person on behalf of Acquiror in such manner as to give rise to any valid claim by any person against the Company or any Significant Subsidiary for a finder's fee, brokerage commission, or similar payment.

      SECTION 3.6 Voting Requirements. No vote of any class or series of Acquiror capital stock is necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement.

                            ARTICLE 4

                      ADDITIONAL AGREEMENTS

     SECTION 4.1   Preparation  of  Proxy  Statement; Information
Supplied.

          SECTION 4.1.1 Proxy Statement. As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. The
     Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable.

          SECTION 4.1.2 Company Information. The Company agrees that none of the information supplied or to be supplied by the Company specifically for inclusion in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respect with the requirements of the Exchange Act and the rules and regulations thereunder.

           SECTION 4.1.3 Acquiror Information. Acquiror agrees that none of the information supplied or to be supplied by Acquiror specifically for inclusion in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 4.2 Meeting of Stockholders. The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting of its stockholders (the "Stockholders Meeting") to consider and vote upon the approval of this Agreement and the Merger. Subject to Section 4.7 hereof, the Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the Merger. Without limiting the generality of the foregoing, the Company agrees that, subject to its right to terminate this Agreement pursuant to Section 4.7, its obligations pursuant to the first sentence of this Section 4.2 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 4.6) or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger. The Company will use its reasonable best efforts to hold the Stockholders Meeting as soon as practicable after the date hereof.

      SECTION 4.3 Access to Information; Confidentiality. Upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, afford to Acquiror and to the officers, employees, accountants, auditors, actuaries, counsel, financial advisors and other representatives of the Company, reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records. During such period, the Company will, and will cause its Significant Subsidiaries to, make a reasonable amount of office space (including standard office equipment) at its offices in Lincolnshire, Illinois and Kokomo, Indiana, available to such agents, employees, advisers and other representatives of Acquiror as Acquiror shall designate. During such period, the Company shall furnish promptly to Acquiror, upon request, a copy of (i) each SAP Annual Statement and SAP Quarterly Statement filed by its Subsidiaries (including any separate account) during such period pursuant to the requirements of any applicable law, (ii) each SEC Document filed by it (including any separate account) during such period, and (iii) all correspondence or written communication with A.M. Best and Company, Standard & Poor's Corporation, Moody's Investor Services, Inc., and with any Governmental Entity or insurance regulatory authorities which relates to the transactions contemplated  hereby  or  which  is  otherwise  material  to  the financial condition or operations of the Company and its Subsidiaries taken as a whole. During such period, the Company shall furnish to Acquiror such other financial, operating and other data as may be reasonably requested by Acquiror in order to perform its investigation regarding the representations and warranties made by the other party pursuant to this Agreement. Except as required by law, each of the Company and Acquiror will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from the other party in confidence to the extent required by, and in accordance with, the provisions of the letter dated July 22, 1996 between Acquiror and the Company (the "Confidentiality Agreement") (in the case of the Company as though it were the party receiving information thereunder).

      SECTION 4.4 Reasonable Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

     SECTION 4.5 Public Announcements. Acquiror and the Company will consult with each other before issuing, and shall provide each other a reasonable opportunity to review and comment upon, any press release or public statement with respect to this Agreement or the transactions contemplated hereby, except to the extent disclosure prior to such consultation, review and comment may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange. The parties shall also consult with each other before engaging in any communications with A.M. Best and Company with respect to this Agreement or the transactions contemplated hereby.

      SECTION 4.6 Acquisition Proposals. The Company shall not, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section 4.6 shall prohibit the Board of
Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal after the date hereof if, and only to the extent that, (A) the Board of Directors of the Company, after consultation with and based upon the advice of outside counsel, concludes in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law and (B) the Company (x) provides reasonable notice to Acquiror to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement substantially similar to the Confidentiality Agreement, except that such confidentiality agreement need not prohibit such person or entity from making an unsolicited Acquisition Proposal to the Board of Directors of the Company. Notwithstanding anything in this Agreement to the contrary, the Company shall promptly advise Acquiror orally and in writing of the receipt by it (or by any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person or entity making any such Acquisition
Proposal or inquiry, provided that the Company shall have no obligation to disclose the identity of such person or entity if such disclosure would violate the terms of any agreement outstanding on the date hereof with such person or entity, or the Board of Directors, after consultation with and based upon the advice of outside counsel, concludes in good faith that such disclosure would violate its fiduciary duties or would be otherwise inconsistent with applicable law. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any Significant Subsidiary, or any purchase (including without limitation by way of any reinsurance transaction) of all or any significant portion of the assets of the Company or any Significant Subsidiary, or any other business combination (including without limitation the acquisition of an equity interest therein) involving the Company or any Significant Subsidiary, other than the transactions contemplated hereby.

      SECTION 4.7 Fiduciary Duties. The Board of Directors of the Company shall not (i) withdraw or modify the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend an Acquisition Proposal or
(iii) enter into any agreement with respect to any Acquisition Proposal, unless the Company receives an Acquisition Proposal and the Board of Directors of the Company concludes in good faith, after consultation with and based upon the advice of outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Board of Directors to withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend such Acquisition Proposal or enter into an agreement with respect to such Acquisition Proposal. Nothing contained in this Section 4.7 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the
Company's stockholders which, in the good faith judgment of the Board of Directors of the Company based on advice of outside counsel, is required under applicable law; provided that the Company does not withdraw or modify its position with respect to the Merger or approve, recommend or otherwise support an Acquisition Proposal, except under the circumstances described in the immediately preceding sentence. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors permitted by this Section 4.7 shall not constitute a breach of this Agreement by the Company.

       SECTION 4.8 Filings; Other Action. As promptly as practicable, (i) the Company and Acquiror shall make all filings and submissions under the HSR Act, (ii) Acquiror shall make all filings required by the insurance regulatory authorities in
Illinois and in Indiana and deliver notices and consents to jurisdiction to such state insurance departments, each as reasonably may be required to be made in connection with this Agreement and the transactions contemplated hereby, and (iii) the Company and Acquiror shall cooperate in all reasonable respects with each other in (A) determining if other filings are required to be made prior to the Effective Time with, or if other material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations. In connection with the foregoing, the Company will provide Acquiror, and Acquiror will provide the Company, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Each of Acquiror and the Company acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the transactions contemplated hereby, and each of Acquiror and the Company agree to take such action as is reasonably necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions.

      SECTION 4.9 Indemnification. (i) From and after the Effective Time, Acquiror and the Company agree that the Surviving Corporation will indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys'
fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or such Subsidiary would have been permitted under applicable law and the Certificate of Incorporation or By-Laws of the Company or such Subsidiary in effect on the date hereof to indemnify such person (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). Acquiror agrees that all rights to indemnification and exculpation existing in favor of the Indemnified Parties under the indemnification agreements currently in place between the Company and any such Indemnified Party and identified in Section 4.9 of the Disclosure Schedule shall survive and continue in full force and effect after the Effective Time.

      (ii) Any Indemnified Party wishing to claim indemnification under Section 4.9(i) or (ii), upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense, or counsel for the Indemnified Parties advises that there are substantial issues which raise conflicts of interest under applicable legal codes of ethics between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain one firm of counsel reasonably satisfactory to the Surviving Corporation, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received. The Surviving Corporation shall not be liable for any settlement of such action effected without its prior written consent, which shall not be unreasonably withheld.

      (iii) For a period of three years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the Company's current policies of directors' and officers' liability insurance, the premiums on which insurance have been paid in full by the Company, (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in all material respects to the Indemnified Parties) with respect to claims arising from facts or events which occurred before the Effective Time.

      (iv) The provisions of this Section 4.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of the Surviving Corporation.

     SECTION 4.10  Employee Benefits.

           SECTION 4.10.1 Severance. During the 12-month period commencing on the Effective Time, the Surviving Corporation shall provide coverage to individuals employed by the Company or a Significant Subsidiary at the Effective Time in accordance with the terms of the Company's Severance Pay Policy (including outplacement services consistent with the

     Company's current practices) disclosed in Section 4.10.1 of the Disclosure Schedule as in effect on the date hereof.

           SECTION 4.10.2 Retiree Life and Health Plan. The Surviving Corporation shall provide retiree life and health benefits to those employees (and to their eligible dependents) of the Company or a Significant Subsidiary named in Section 4.10.2 of the Disclosure Schedule who, upon their retirement before, at or after the Effective Time are or would be entitled to benefits in accordance with the terms of the Company's retiree life and health benefits program included in the Washington National Group Insurance Plan as in effect on the date hereof, subject to the right of the Surviving Corporation to make reasonable adjustments to the retiree health benefits, including, but not limited to, amounts of deductible, extent of retirees' obligations to pay premiums, introduction of managed care options or other adjustments permitted by law or regulation.

          SECTION 4.10.3 Directors' Retirement Income Plan. The Company intends to terminate the Directors' Retirement Income Plan prior to the Effective Time. If, however, prior to the Effective Time, the Company has not terminated and provided for the funding of benefits under the Directors' Retirement Income Plan, from and after the Effective Time, the Surviving Corporation will honor, in accordance with its terms, the Company's Directors' Retirement Income Plan, revised as set forth in Section 4.10.3 of the Disclosure Schedule, and shall pay all benefits that become due under such Plan to any participant therein or to the beneficiary of a deceased participant, provided nothing herein shall limit the Surviving Corporation's right after the Effective Time to terminate such plan and provide for the funding of benefits thereunder.

           SECTION 4.10.4 Transition Plan. The parties agree with respect to employee and employee benefit matters that, between the date of this Agreement and the Effective Time,
     (i) except as otherwise provided in Sections 1.11 and 5.5 of this Agreement, the Company shall not, and shall not permit its Subsidiaries to, enter into, or modify the terms of any employment agreement, severance agreement or similar agreement or any Benefit Plan, or make any bonus payment, without the prior written consent of Acquiror; and (ii) the Company shall in its reasonable judgment and after consulting with Acquiror continue to make all decisions with respect to employees, including hiring and firing decisions, in the ordinary course of business, consistent with past practice.

      SECTION 4.11 Office Property. Notwithstanding anything in this Agreement to the contrary, the parties agree that the Company shall have the right but not the obligation to enter into a contract providing for the lease or sublease of office property by the Company on commercially reasonable terms beginning
October 1, 1997 for a term not to exceed one year, provided, however, that no such lease or sublease shall be entered into without Acquiror's consent, which consent shall not be unreasonably withheld.

      SECTION 4.12 Letter of the Company's Accountants. The Company shall use commercially reasonable efforts to cause to be delivered to Acquiror a letter of Ernst & Young LLP, the Company's independent public accountants, dated a date within two business days before the

Closing  Date,  addressed  to  Acquiror,  in form  and  substance
reasonably  satisfactory  to   Acquiror  and customary  in  scope
and  substance  for  letters  delivered  by  independent   public
accountants  in  connection  with   similar transactions.

      SECTION 4.13 Litigation. The Company shall give Acquiror the opportunity to participate in the defense or settlement of any pending litigation disclosed in the Filed SEC Documents or any litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Acquiror's consent, which consent shall not be unreasonably withheld.

      SECTION 4.14 Failure to Close. If this Agreement is terminated for any reason (other than a termination pursuant to
Section 7.1(d)), for two years after the date of this Agreement, Acquiror will not, and will cause its subsidiaries not to, solicit for employment any management employee or member of the sales force of the Company or its Subsidiaries, it being understood that the term "solicit" for this purpose shall not include advertising or other broad-based recruiting methods or solicitation by an employee search firm so long as such search firm is not encouraged or directed by Acquiror or its subsidiaries to solicit such employees of the Company or its Subsidiaries.

                            ARTICLE 5

    COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

      SECTION 5.1 Conduct of Business by the Company. Except as contemplated by this Agreement or as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its Subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable best efforts to preserve intact their current business organizations, keep in full force and effect their insurance licenses, permits and franchises, keep available the services of their current key officers, employees, agents, and field representatives, and preserve the goodwill of regulators, policyholders or those engaged in material business relationships with them. In addition, the Company agrees to allow representatives of Acquiror to have access to the management and other personnel of the Company and its Subsidiaries so that Acquiror can be fully informed at all times as to significant executive, legal, financial, investment, marketing and other operational matters involving the Company, its Subsidiaries and their businesses. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of the Subsidiaries to, without the prior consent of Acquiror:

           (i) adopt or propose any change to its Certificate of Incorporation or By-Laws;

          (ii) (x) declare, set aside or pay any dividends on, or make any other distributions with respect to, any of the Company's or its Subsidiaries' outstanding capital stock, other than regular quarterly cash dividends by the Company and such Subsidiaries, and, in the case of the Company's regular quarterly cash dividends not in excess of $.27 per Common Share so long as the Common Shares remain outstanding, in accordance with usual record and payment dates and in accordance with the Company's present dividend policy, (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests of the Company other than the Employee Options and Restricted Stock to be purchased as contemplated by Section 1.11 above;

           (iii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than upon the exercise of Employee Options outstanding on the date of this Agreement or the issuance of shares under the Company's dividend reinvestment plan or issue or make any awards under any phantom stock plan;

           (iv) acquire, form or commence the operations of any business or any corporation, partnership, joint venture, association or other business organization or division or block of in-force business thereof;

           (v) take any action that, if taken prior to the date of this Agreement, would have been required to be disclosed in Section 2.6 of the Disclosure Schedule or that would otherwise cause any of the representations and warranties contained in Article 2 not to be true and correct in all material respects;

          (vi) sell, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets that are material to the Company and the Significant Subsidiaries taken as a whole, except for the sale of investments in the ordinary course of business consistent with past practice;

           (vii) (x) except for the dollar amount required to cancel and cash out the Employee Options and the Restricted Stock as contemplated by Section 1.11 above, incur any indebtedness for borrowed money (other than short-term indebtedness for general corporate purposes not to exceed $5,000,000 at any time) or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly-owned Subsidiary of the Company or
     (y) make any loans or advances to any other person, other than to the Company, or to any direct or indirect wholly-owned Subsidiary of the Company and other than routine advances in the ordinary course of business to employees or agents, or policyholder loans;

          (viii)    make any tax election or settle or compromise
     any  income tax liability that would reasonably be  expected
     to   be   material  to  the  Company  and  the   Significant
     Subsidiaries taken as a whole;

           (ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

          (x) except in the ordinary course of business, modify, amend or terminate, or waive, release or assign any material rights or claims under or enter into or obtain any material agreement, permit, concession, franchise, license or similar instrument to which the Company or any Significant
     Subsidiary is a party, other than those contracts, agreements or licenses modified, amended or terminated in accordance with the terms of the Reinsurance Agreement between WNIC and Trustmark;

          (xi) invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its assets and properties, and any cash funds currently held by it, in any investments other than cash equivalent assets or in short-term investments (consisting of United States government issued or guaranteed securities, or commercial paper rated A-1 or P-1), except (i) as otherwise required by law, (ii) as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its actual or anticipated obligations or (iii) publicly-traded corporate bonds that are rated investment grade by at
     least   two   nationally   recognized   statistical   rating
     organizations;

          (xii)     except as may be required by law,

                (i) make any representation or promise, oral or written, to any employee or former director, officer or employee of the Company or any Subsidiary which is inconsistent with the terms of any Benefit Plan;

                (ii) make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any employee or any agent or consultant of the Company or any Subsidiary other than (a) changes or amendments that are required under existing contracts, (b) changes after January 1, 1998 with respect to employees whose current annual salary is less than $50,000 that are made in the ordinary course of business and consistent with past practice and that do not exceed 5% for any such employee, or (c) changes with respect to agents or consultants that are made in the ordinary course of business and consistent with past practice; or

                (iii) adopt, enter into, amend, alter or terminate, partially or completely, any Benefit Plan or any election made pursuant to the provisions of any Benefit Plan, to accelerate any payments, obligations or vesting schedules under any Benefit Plan;

           (xiii) fail to pay any Taxes or file any Tax Return on a timely basis or fail to make any estimated payment of Taxes on a timely basis;

           (xiv) lease or purchase any property, except for such leases or purchases of property that do not in the aggregate exceed $50,000, or enter into any transitional services agreement; or

           (xv) authorize any of, or commit or agree to take any of the foregoing actions.

      SECTION 5.2 Management of the Company and Significant Subsidiaries. The Company shall, from the date of this Agreement through the Effective Time, cause its management and that of the Significant Subsidiaries to consult on a regular basis and in good faith with the employees and representatives of Acquiror concerning the management of the Company and its Significant Subsidiaries' businesses, including without limitation the policies and practices of the Company and its Significant Subsidiaries with respect to (i) the ceding or assumption of reinsurance or coinsurance or the termination or modification of existing reinsurance or coinsurance agreements, (ii) significant underwriting, actuarial, tax, accounting, legal and investment issues (including matters related to tax audits or the establishment, review and modification of insurance and other reserves), (iii) significant matters relating to the conditions, forms and pricing of new kinds of insurance policies and annuity contracts and (iv) significant matters relating to the agency force, product distribution, commissions and similar matters.

      SECTION 5.3 Conduct of Business of Merger Sub. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage in any activities of any nature.

      SECTION 5.4 Other Actions. The Company and Acquiror shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions of the Merger set forth in Article VI not being satisfied.

      SECTION 5.5 Employee Benefit Payments. During the period from the date of this Agreement to the Closing Date, the Company, by action and at the discretion of its Compensation Committee, shall have the right but not the obligation to make the following payments and allocations with respect to all individuals employed by the Company or any of its Subsidiaries on or after July 1, 1996, including the employees identified on Section 5.5 of the Disclosure Schedule whose employment with the Company or any of its Subsidiaries terminated with the Company's approval prior to the date of this Agreement and any employee whose employment may be terminated by the Company with the consent of the Acquiror prior to the Closing Date (collectively, the "Eligible Employees"):

           (i) The Company's profit sharing contribution to the Washington National Corporation Profit Sharing Plan for calendar year 1997, in the amount of 5% of compensation as defined in the Plan (which Plan shall be amended prior to the Closing Date to permit contributions to be made on behalf of any Eligible Employee who is not a current employee of the Company or any of its Subsidiaries), may, in the discretion of the Compensation Committee and to the extent permitted by such Plan, be allocated to the accounts maintained under such Plan for the Eligible Employees on the earlier of the Closing Date and March 15, 1998.

           (ii) Each Eligible Employee may be paid lump sum payments under the Washington National Corporation Annual Pay At Risk Plan for the periods that such Eligible Employee was employed by the Company or any of its Subsidiaries in calendar year 1997 and calendar year 1998, (i) with such payments for calendar year 1997 to be made on the earlier of the Closing Date and March 15, 1998 in an aggregate amount not in excess of $310,000 per month for the entire 1997 calendar year, regardless of the Closing Date, and (ii) with such payments for calendar year 1998 to be made on the Closing Date in an aggregate amount not in excess of $240,000 per month, including a prorated amount based upon the number of days elapsed in the month in which the Closing Date occurs.

           (iii) Each Eligible Employee may be paid lump sum payments under the Washington National Corporation Long Term Pay At Risk Plan for the 1995-1997, 1996-1998 and 1997-1999
     performance periods, for the period that such Eligible Employee was employed by the Company or any of its Subsidiaries during the 1995-1997 performance period, the 1996-1998 performance period and/or the 1997-1999 performance period, as applicable (i) with such payments for the 1995-1997 performance period to be made on the earlier of the Closing Date and March 15, 1998 in an aggregate amount not in excess of $445,000 for the period through December 31, 1996 and $19,000 per month for each month in 1997, including a prorated amount based upon the number of days elapsed in the month in which the Closing Date occurs (if the Closing Date occurs in 1997), (ii) with such payments for the 1996-1998 performance period to be made on the Closing Date in an aggregate amount not in excess of $235,000 for the period through December 31, 1996 and $19,500 per month for each month in 1997 and 1998, including a prorated amount based upon the number of days elapsed in the month in which the Closing Date occurs, and (iii) with such payments for the 1997-1999 performance period to be made on the Closing Date in an aggregate amount not in excess of $19,000 per month for each month in the period, including a prorated amount based upon the number of days elapsed in the month in which the Closing Date occurs.

           (iv) The Company shall make all required contributions under the terms of the Washington National Employee Savings Plan and the Washington National Pension Plan Plus (which Plans shall be amended prior to the Closing Date to permit contributions to be made on behalf of any Eligible Employee who is not a current employee of the Company or any of its Subsidiaries and to permit contributions to be made on a date other than the end of the calendar quarter in the event the Closing Date falls on such date) for the period commencing on the date hereof and ending on the Closing Date, with contributions to be made on the Closing Date.

           (v) The Company shall continue to credit participants under the terms of the Washington National Corporation Supplemental Executive Retirement Plan ("SERP") (which shall be amended prior to the Closing Date to permit credits to be determined on the earlier to occur of the Closing Date and the participant's date of termination of employment) with respect to all compensation (excluding severance, change of control or similar benefits) earned by such participants through the Closing Date or their earlier date of termination of employment. The Company shall terminate the SERP immediately prior to the Effective Time.

           (vi) Each Eligible Employee who held any shares of Restricted Stock as of July 1, 1996 and whose Restricted Stock has been forfeited as of the date of this Agreement, may be paid a lump sum payment in consideration for such forfeited Restricted Stock in an amount in cash equal to 125% of the Merger Consideration less applicable withholding taxes, with such payments to be made on the earlier of the Closing Date and March 15, 1998, provided that such payments shall not in the aggregate exceed $322,109.

           (vii) In lieu of granting stock options to certain Eligible Employees and the directors of the Company in 1997, the Company may, by action and at the discretion of its Compensation Committee, pay a bonus to such persons in an aggregate amount not in excess of $565,950 representing the difference between the Merger Consideration and the price of the Common Shares on March 14, 1997 (the designated stock option grant date in 1997).

       SECTION 5.6 United Way Contribution. Prior to the Effective Time, the Company shall make a corporate contribution to the United Way in an amount not greater than $50,000. In addition, the Company shall, in connection with its employee matching contribution program, make a corporate matching contribution in the same manner and in accordance with the same procedures followed during the 1995 United Way campaign to United Way in an amount not to exceed $150,000.

      SECTION 5.7 Further Assurances. The Company and Acquiror, at the reasonable request of the other, will execute and deliver, or cause to be executed and delivered, such other instruments and do and perform, or cause to be done and performed, such other acts and things as may be necessary or desirable to effect the consummation of the transactions contemplated hereby.

                            ARTICLE 6

                      CONDITIONS PRECEDENT

     SECTION 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          SECTION 6.1.1 Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by an affirmative vote of the holders of the requisite number of shares present, in person or by proxy, and entitled to vote on the Merger at the Stockholders Meeting.

          SECTION 6.1.2 Governmental and Regulatory Consents. All required consents, approvals, permits and authorizations to the consummation of the transactions contemplated hereby by the Company, Acquiror and Merger Sub shall be obtained, in each case without any condition that could reasonably be expected to have a Material Adverse Effect, from (i) the insurance regulators in the jurisdictions set forth in
     Section 2.4 of the Disclosure Schedule, and (ii) any other Governmental Entity whose consent, approval, permission or authorization is required by reason of a change in law after the date of this Agreement, unless the failures to obtain such consent, approval, permission or authorization would not reasonably be expected to have a Material Adverse Effect nor materially and adversely affect the validity or enforceability of this Agreement. Notwithstanding anything to the contrary in this Agreement, the parties agree that no consent or approval of any proposed dividend payable by the Company or any of its Significant Subsidiaries shall be required as a condition to Acquiror's obligation to effect the Merger.

           SECTION  6.1.3  HSR Act.  The waiting period (and  any
     extension  thereof) applicable to the Merger under  the  HSR
     Act shall have been terminated or shall have otherwise expired.

           SECTION 6.1.4 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall use its reasonable best efforts to have any such order or injunction vacated.

      SECTION  6.2   Conditions to Obligations  of  Acquiror  and
Merger Sub. The obligations of Acquiror and Merger Sub to effect the Merger are further subject to the following conditions:

           SECTION 6.2.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (but as to any representation qualified as to materiality disregarding for this purpose such materiality qualification) on the date hereof and (except to the extent specifically given as of an earlier date) on and as of the Closing Date as though made on the Closing Date, and the Company shall have delivered to Acquiror and Merger Sub a certificate dated as of the Closing Date signed by an executive officer to the effect set forth in this Section 6.2.1.

           SECTION 6.2.2 Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have delivered to Acquiror and Merger Sub a certificate dated as of the Closing Date signed by an executive officer to the effect set forth in this Section 6.2.2.

      SECTION 6.3  Conditions to Obligation of the Company.   The
obligation of the Company to effect the Merger is further subject to the following conditions:

           SECTION 6.3.1 Representations and Warranties. The representations and warranties of Acquiror and Merger Sub contained in this Agreement shall be true and correct in all material respects (but as to any representation qualified as to materiality disregarding for this purpose such materiality qualification) on the date hereof and (except to the extent specifically given as of an earlier date) on and as of the Closing Date as though made on the Closing Date, and Acquiror and Merger Sub shall have delivered to the Company a certificate dated as of the Closing Date, signed by an executive officer and to the effect set forth in this
     Section 6.3.1.

           SECTION 6.3.2 Performance of Obligations of Acquiror and Merger Sub. Acquiror and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Acquiror and Merger Sub shall have delivered to the Company a certificate dated as of the Closing Date, signed by an executive officer and to the effect set forth in this Section 6.3.2.

                            ARTICLE 7

                TERMINATION, AMENDMENT AND WAIVER

      SECTION 7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

           (a) by mutual written consent of Acquiror and the Company; or

           (b)   by either Acquiror or the Company:

           (i) if, upon a vote at a duly held Stockholders Meeting, this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Stockholders Meeting;

           (ii) if the Merger shall not have been consummated on or before January 31, 1998 (subject to the right of the Company or Acquiror to extend such date by not more than 60 days if such party believes in good faith that all conditions to Closing can be satisfied within such 60-day period); provided, that either party may terminate this Agreement on or after such earlier date on which it can be reasonably determined that it will be impossible to consummate the Merger by January 31, 1998 (or by such later date to which it has been extended); and provided, further, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed in a material way to the failure to consummate the Merger by January 31, 1998;

           (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

           (iv) if the Board of Directors of the Company shall have exercised any of its rights set forth in Section 4.7 of this Agreement; or

           (c) by the Company upon a material breach of any representation or warranty of Acquiror or Merger Sub or Acquiror or Merger Sub fails to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of Acquiror or Merger Sub shall be or become untrue in any material respect, in either case such that the conditions set forth in Sections 6.3.1 and 6.3.2 would be incapable of being satisfied by January 31, 1998 (or by such later date to which it has been extended pursuant to Section 7.1(b)(ii)), provided that a willful breach shall be deemed to cause such conditions to be incapable of being satisfied by such date; or

           (d) by Acquiror, upon a material breach of any representation, or warranty of the Company or the Company fails to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of the Company shall be or become untrue in any material respect, in either case such that the conditions set forth in Sections 6.2.1 and 6.2.2 would be incapable of being satisfied by January 31, 1998 (or as otherwise extended pursuant to Section 7.1(b)(ii), provided that a willful breach shall be deemed to cause such conditions to be incapable of being satisfied by such date.

      SECTION 7.2 Effect of Termination. (a) In the event of termination of this Agreement by either the Company or Acquiror as provided in Section 7.1, except as provided below in Section 7.2(b), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Acquiror or the Company, other than the last sentence of Section
4.3 and Sections 7.2 and 10.2. Nothing contained in this Section shall relieve any party from any liability resulting from any material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

     (b) In the event of termination of this Agreement by either the Company or Acquiror pursuant to Section 7.1(b)(iv), the Company shall pay Acquiror $10,000,000 in cash, as liquidated damages and not as a penalty, immediately upon such termination, in same-day funds, provided that Acquiror shall not be in material breach of its obligations under this Agreement (the "Termination Payment"). Moreover, the Company shall pay the Termination Payment if all of the following shall occur: (i) this Agreement is terminated pursuant to Section 7.1(b)(i), and (ii) the Company, within fifteen (15) months from the date of this Agreement, enters into a written agreement or arrangement to effect an Acquisition Proposal with a party other than Acquiror or any of its subsidiaries, which Acquisition Proposal provides consideration with an economic value equal to or greater than the consideration that would have been received in the Merger had it been consummated on the date on which the Agreement was terminated, and (iii) the stockholders of the Company approve such Acquisition Proposal or the transaction which is the subject of such Acquisition Proposal is consummated. The Termination Payment contemplated by the prior sentence shall be paid on the earlier of (x) the consummation of such Acquisition Proposal or
(y) within sixty (60) days after the meeting at which the stockholders of the Company approve such Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, the Termination Payment, if payable, shall be paid only once and shall be Acquiror's sole and exclusive remedy hereunder for the termination of the Agreement under the circumstances in which the Termination Payment is paid (regardless of any breach of this Agreement), and upon such delivery of the Termination Payment to Acquiror, no person shall have any further claim or rights against the Company under this Agreement.

       SECTION 7.3 Amendment. Subject to the applicable provisions of the Delaware Code, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of the Merger by the stockholders of the Company, no amendment shall be made which reduces the amount of the Merger Consideration payable in the Merger or adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section 7.4 shall, in order to be effective, require in the case of Acquiror or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                            ARTICLE 8

                     SURVIVAL OF PROVISIONS

      SECTION 8.1 Survival. The representations and warranties respectively made by the Company, Acquiror and Merger Sub in this Agreement, or in any certificate, respectively, delivered by the Company, Acquiror or Merger Sub pursuant to Section 6.2 or
Section 6.3 hereof will terminate upon the Closing and be of no further force or effect.

                            ARTICLE 9

                             NOTICES

      SECTION 9.1 Notices. Any notice or communication given pursuant to this Agreement must be in writing and will be deemed to have been duly given if mailed (by registered or certified mail, postage prepaid, return receipt requested), or, if transmitted by facsimile, or if delivered by courier, as follows:

     If to the Company, to:

          Washington National Corporation
          300 Tower Parkway
          Lincolnshire, Illinois 60069-3665
          Attention:   Craig R. Edwards, Esq.
          Telephone:   (847) 793-3273
          Telecopy:    (847) 793-3511

     with a copy to:

          Schiff Hardin & Waite
          7200 Sears Tower
          Chicago, Illinois 60606
          Attention:   Stuart L. Goodman, Esq.
          Telephone:   (312) 258-5711
          Telecopy:    (312) 258-5600

     If to Acquiror, to:

          Conseco, Inc.
          11825 N. Pennsylvania Street
          Carmel, Indiana 46032
          Attention:   John J. Sabl, Executive
                         Vice President and General Counsel
          Telephone:   (317) 817-6163
          Telecopy:    (317) 817-6327

All notices and other communications required or permitted under this agreement that are addressed as provided in this Section 9.1 will, whether sent by mail, facsimile, or courier, be deemed given upon the first Business Day after actual delivery to the party to whom such notice or other communication is sent (as evidenced by the return receipt or shipping invoice signed by a representative of such party or by facsimile confirmation). Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof. For purposes of this Section 9.1, "Business Day" shall mean a day other than Saturday, Sunday or any day on which the principal commercial banks located in Chicago, Illinois are authorized or obligated to close under the laws of Illinois.

                           ARTICLE 10

                          MISCELLANEOUS

      SECTION 10.1 Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior communications, agreements, understandings, representations, and warranties whether oral or written between the parties hereto. There are no oral or written agreements, understandings, representations, or warranties between the parties hereto with respect to the subject hereof other than those set forth in this Agreement and the Confidentiality Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Confidentiality Agreement, the terms of this Agreement shall control.

      SECTION 10.2 Expenses. The Company and Acquiror each will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby except that
(i) the filing fee in respect of the notification and report under the HSR Act and (ii) the expenses incurred in connection with the printing, mailing and distribution of the Proxy Statement shall be borne equally by the Company and Acquiror.

      SECTION 10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 10.4 No Third Party Beneficiary. Except as otherwise specifically provided in Section 4.9, this Agreement is not intended and may not be construed to create any rights in any parties other than the Company and Acquiror and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

      SECTION 10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the principles of conflicts of law) applicable to a contract executed and to be performed in such State.

      SECTION 10.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, such consent not to be unreasonably withheld and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

      SECTION 10.7 Headings, Gender, etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization; and

(g) the term "or" is disjunctive but not necessarily exclusive.

      SECTION 10.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Company or Acquiror under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Company, Merger Sub and Acquiror effective as of the date first written above.

                              CONSECO, INC.


                              By:  /s/ Stephen C. Hilbert

                              Name:  Stephen C. Hilbert
                              Its:   Chairman of the Board, President
                                     and Chief Executive Officer


                              GRANITE MERGER CORP.


                              By:  /s/ Stephen C. Hilbert

                              Name:  Stephen C. Hilbert
                              Its:   President


                              WASHINGTON  NATIONAL  CORPORATION


                              By:  /s/ Robert W. Patin

                              Name:  Robert W. Patin
                              Its:   Chairman of the Board, President
                                     and Chief Executive Officer